Exhibit 10.1
LOWE’S COMPANIES, INC.
2006 LONG TERM INCENTIVE PLAN
As Amended and Restated Effective March 21, 2019

ii

LOWE’S COMPANIES, INC.
2006 LONG TERM INCENTIVE PLAN
As Amended and Restated Effective March 21, 2019

ARTICLE I
INTRODUCTION AND PURPOSE

Lowe’s Companies, Inc. maintains the Lowe’s Companies, Inc. 2006 Incentive Plan under which the Company may make equity awards to non-employee directors and employees who contribute significantly to the profits or growth of the Company. Effective as of March 21, 2019, the Plan is amended and restated as set forth in this instrument to include certain design changes consistent with changes in applicable law and regulations and the general economic and business environment since the Plan was last amended and restated in 2017.
ARTICLE II
DEFINITIONS
Section 2.1Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Section 3.2.
Section 2.2Agreement means an agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option or a SAR granted to such Participant. An Agreement may be in electronic form, may be limited to a notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant
Section 2.3Board means the Board of Directors of the Company.
Section 2.4Cause as a reason for a Participant’s termination of employment as an employee shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary; provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean (i) the Participant’s willful and continued failure to perform his or her duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by the Participant, after reasonable efforts, to meet performance expectations), after a written demand for performance is delivered to the Participant by his or her supervisor which specifically identifies the manner in which the Company or a Subsidiary believes that the Participant has not substantially performed his or her duties and the Participant’s failure to cure such failure, if curable, within 10 days after such written demand is delivered to the Participant or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.
Section 2.5Change in Control means the occurrence of any one of the following events:
(i)individuals who constitute the Board as of the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;
(ii)any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Subsidiary; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii)); or
(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not a Subsidiary of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Section 2.6Code means the Internal Revenue Code of 1986, and any amendments thereto.
Section 2.7Committee means:
(i)the Compensation Committee of the Board, with respect to awards under the Plan to Participants who are not Nonemployee Directors and the administration of such awards; and
(ii)the Executive Committee of the Board, with respect to awards under the Plan to Nonemployee Directors and the administration of such awards.
Notwithstanding the foregoing, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section) shall include the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.
Section 2.8Common Stock means the common stock of the Company.
Section 2.9Company means Lowe’s Companies, Inc., a North Carolina corporation.
Section 2.10Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
Section 2.11Covered Employee means a Participant who is, or is determined by the Administrator to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
Section 2.12Deferred Stock Account means that bookkeeping record established for each Participant who earns a Deferred Stock Benefit. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Deferred Stock Benefits attributable to forfeited Stock Awards and awards of Performance Shares in accordance with Article XV.
Section 2.13Deferred Stock Benefit means the deferred benefit earned by a Participant in accordance with Section 15.1 that results in payments governed by Section 15.3.
Section 2.14Disability of a Participant means a mental or physical disability that qualifies as a disability under (i) the Social Security Act as evidenced by the issuance of a determination by the Social Security Administration while the Participant is employed that the Participant is disabled or (ii) the long-term disability plan sponsored by the Company or a Subsidiary in which the Participant participates as evidenced by the issuance of a determination by the claims administrator for such plan while the Participant is employed that the Participant is disabled. Notwithstanding the foregoing, with respect to a Participant who is a Nonemployee Director and with respect to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
Section 2.15Effective Date of the amended and restated Plan set forth in this instrument means March 21, 2019.

Section 2.16Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.
Section 2.17Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.
Section 2.18Fiscal Year means the Company’s fiscal year.
Section 2.19Good Reason for a Participant’s termination of employment with the Company or a Subsidiary following a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or a Subsidiary; provided, however, if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Company or a Subsidiary without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Subsidiary within 10 days after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties, or responsibilities as in effect on the date immediately prior to the Change in Control, (ii) a reduction by the Company or a Subsidiary in the Participant’s base salary as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.
Section 2.20Initial Value means, with respect to a SAR, the value the Administrator assigns to the SAR on the date SAR is granted.
Section 2.21Incentive Stock Option means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. An Incentive Stock Option may not be granted to a Nonemployee Director.
Section 2.22Nonemployee Director means a member of the Board who is not an employee of the Company or a Subsidiary.
Section 2.23Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.
Section 2.24Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
Section 2.25Participant means (i) an employee of the Company or a Subsidiary who satisfies the requirements of Article IV and who is selected by the Administrator to receive a Stock Award, an award of Performance Shares, an Option or a SAR or a combination thereof, or who is entitled to a Deferred Stock Benefit or (ii) a Nonemployee Director who receives an award under the Plan.
Section 2.26Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.
Section 2.27Plan means the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as set forth herein and as amended from time to time.
Section 2.28Retirement of a Participant who is not a Nonemployee Director shall have the meaning assigned such term in the Agreement, provided, however, if such term is not defined in the Agreement, Retirement means the Participant’s voluntary termination of employment on or after the later of (i) 90 days after the Participant has provided written notice to the Company’s Secretary of his or her decision to retire, or (ii) the Participant’s attainment of age 60. The term “Retirement” shall in no event include a termination of the Participant’s employment by the Company or a Subsidiary for Cause. Retirement of a Nonemployee Director means the Nonemployee Director’s voluntary termination of service as a member of the Board on or after the latest of (i) 90 days after the Nonemployee Director has provided written notice to the Company’s Secretary of the Nonemployee Director’s decision to retire, (ii) the Nonemployee Director’s attainment of age 60, and (iii) with respect to a particular award under the Plan, the date that is six months after the award date on which such award was granted. Notwithstanding the foregoing, the Administrator shall have the discretionary power and authority to adopt an alternative definition of Retirement for purposes of any award made under the Plan so long as such alternative definition is set forth in the Agreement for such award.
Section 2.29SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
Section 2.30Stock Award means Common Stock or units representing Common Stock awarded to a Participant under Article VIII.
Section 2.31Subsidiary means a corporation, company or other entity in which the Company has a direct or indirect ownership or other equity interest, provided, however, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
ARTICLE III
ADMINISTRATION
Section 3.1Committee Authority. The Plan shall be administered by the Administrator. The Administrator shall have the sole authority to grant Stock Awards, Performance Shares, Options and SARs upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an award of Performance Shares. Notwithstanding any such conditions, pursuant to Article X, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an award of Performance Shares may be settled. The Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements and documents used in connection with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator or the Committee shall not be construed as limiting any power or authority of the Administrator or the Committee. Any decision made, or action taken, by the Administrator or the Committee in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR, Stock Award or award of Performance Shares. All expenses of administering the Plan shall be borne by the Company.
Section 3.2Delegation of Authority. The Committee, in its discretion, may delegate to a special committee consisting of one or more directors who are also officers of the Company or the Executive Committee of the Board, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
Section 3.3Indemnification. No member of the Board, the Committee, the Administrator or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.
ARTICLE IV
ELIGIBILITY
Any Nonemployee Director and any employee of the Company or a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of the Plan) who the Administrator, in its sole discretion, determines has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary shall be eligible to participate in the Plan.

ARTICLE V
STOCK SUBJECT TO PLAN; AWARD LIMITATIONS
Section 5.1Sources of Shares Issued. Share of Common Stock issued under the Plan may be original issue shares or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or his or her designee), unless otherwise determined by the Administrator.
Section 5.2Aggregate Limit. Subject to adjustment as provided in Article XI, the total number of shares of Common Stock that shall be available for issuance under the Plan pursuant to Awards made on and after March 21, 2014 is 40,000,000.
Section 5.3Awards Made and Plan Terms in Effect Prior to the Effective Date. Any awards made under the Plan before the Effective Date shall remain in full force and effect.
Section 5.4Share Counting. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in the number of shares of Common Stock available under Section 5.2 if the number of shares of Common Stock actually delivered to a Participant differs from the number of shares of Common Stock previously counted in connection with an award to the Participant, subject, however, to the following:
(i)Common Stock subject to an award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for award under the Plan.
(ii)Common Stock that is withheld in payment of the exercise price of an Option or in payment of withholding taxes relating to an award shall be deemed to constitute Common Stock delivered to the Participant and shall not be available for awards under the Plan.
(iii)Upon the exercise of an Option or if a SAR is settled with Common Stock, the total number of shares of Common Stock subject to the Option or SAR (as the case may be) shall be deemed delivered to the Participant (regardless of the number of shares of Common Stock actually paid to the Participant) and shall not be available for awards under the Plan.
(iv)Shares of Common Stock issued in settlement of a Deferred Stock Benefit, and the shares of Common Stock subject to the Option, Stock Award or Performance Share award (or portion thereof) with respect to which such Deferred Stock Benefit was earned or elected, shall be counted toward the limitation in Section 5.2 only once (even in the case of shares subject to a Stock Award that are cancelled in connection with the Deferred Stock Benefit); provided, however, that shares of Common Stock issued in settlement of a Deferred Stock Benefit that constitute earnings on deferred or forfeited shares of Common Stock shall be counted separately toward such limitation.
Section 5.5Award Limitations-Employees. Notwithstanding any other provision of the Plan to the contrary, in no event shall any Participant who is an employee of the Company or a Subsidiary receive in any Fiscal Year, subject to adjustment as provided in Article XI:
(i)an award of Options with respect to more than 2,000,000 shares of Common Stock; provided, however, that in connection with the Participant’s commencement as an employee, the Participant may be granted Options with respect to up to an additional 1,000,000 shares of Common

Stock, which shall not count against the foregoing Fiscal Year limit;
(ii)an award of SARs with respect to more than 1,500,000 shares of Common Stock; provided, however, that in connection with the Participant’s commencement as an employee, the Participant may be granted SARs with respect to up to an additional 1,000,000 shares of Common Stock, which shall not count against the foregoing Fiscal Year limit;
(iii)a Stock Award that will become vested or transferable based on performance objectives described in Section 8.3 with respect to more than 600,000 shares of Common Stock; or
(iv)Performance Shares with respect to more than 600,000 shares of Common Stock.
Section 5.6Award Limitations-Nonemployee Directors.. Notwithstanding any other provision of the Plan to the contrary, in no event shall the grant date value of awards granted under the Plan during any Fiscal Year to any Participant who is a Nonemployee Director exceed $500,000.
ARTICLE VI
OPTIONS
Section 6.1Award. The Administrator will designate each Participant to whom an Option is to be granted and will specify the terms of the Option, including the vesting schedule, whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and the number of shares of Common Stock covered by such awards.
Section 6.2Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.
Section 6.3Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
Section 6.4Ten Percent Shareholders. Notwithstanding Sections 6.2 and 6.3, no Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Common Stock at the date of grant and the Option expires no later than five years after the date of grant.
Section 6.5Limit for Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.
Section 6.6Exercise. Subject to the other provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
Section 6.7Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator (including “cashless exercise” arrangements). If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company (by attestation of ownership or actual delivery of one or more certificates). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
Section 6.8Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
Section 7.1Award. The Administrator will designate each Participant to whom SARs are to be granted and will specify the number of shares covered by such awards; provided, however, no Participant may be granted Corresponding SARs (under all incentive plans of the Company and its affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
Section 7.2Initial Value. The Initial Value of an SAR shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted.
Section 7.3Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR shall have a term of more than ten years from the date such related Option was granted (or, if Section 6.4 applies, five years from such date of grant).
Section 7.4Exercise. Subject to the other provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
Section 7.5Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.

No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
ARTICLE VIII
STOCK AWARDS
Section 8.1Award. The Administrator will designate each Participant to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. Stock Awards may be shares of Common Stock or units representing shares of Common Stock.
Section 8.2Vesting. A Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time, if any, or subject to such conditions as may be set forth in the Agreement. Any Stock Award granted to a Participant who is not an Outside Director shall vest no more quickly than ratably over three years; provided, however, that the minimum period of restriction for such Participant shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.
Section 8.3Performance Objectives. In accordance with Section 8.2, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on performance objectives. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department, region or function within the Company or a Subsidiary. Performance objectives may be made relative to the performance of other corporations. Performance objectives applicable to any award to a Covered Employee shall be based on specified levels of or change in one or more of the following criteria: (i) the Company’s net income or pre-tax earnings, (ii) the Company’s net income or pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to profitability, return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) the Fair Market Value of Common Stock, (v) revenues, (vi) total stockholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market share or penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, diversity, employee health, employee safety, productivity, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, (x) inventory, inventory turns or inventory shrinkage, (xi) receivables turnover, (xii) stocking and other labor hours, (xiii) markdowns or (xiv) any combination of the foregoing. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Article XI) render the performance objectives unsuitable, the Administrator may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. No payments will be made with respect to Stock Awards subject to performance objectives unless, and then only to the extent that, the Administrator certifies that stated performance objectives have been achieved.
Section 8.4Shareholder Rights. Prior to their forfeiture in accordance with the terms of the applicable Agreement, a Participant will have all rights of a shareholder with respect to a Stock Award consisting of shares of Common Stock, including the right to receive dividends and vote the shares, unless such rights are limited by the terms of the applicable Agreement; provided, however, that during such period

(i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to or represented by a Stock Award, (ii) the Company shall retain custody of the shares of Common Stock granted pursuant to or represented by a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under or represented by the Stock Award are transferable and are no longer forfeitable.
ARTICLE IX
PERFORMANCE SHARE AWARDS
Section 9.1Award. The Administrator will designate each Participant to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards.
Section 9.2Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department, region or function within the Company or a Subsidiary. Performance objectives may be made relative to the performance of other corporations. Performance objectives applicable to any award of Performance Shares to a Covered Employee shall be based on specified levels of or change in one or more of the following criteria: (i) the Company’s net income or pre-tax earnings, (ii) the Company’s net income or pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to profitability, return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) the Fair Market Value of Common Stock, (v) revenues, (vi) total stockholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market share or penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, diversity, employee health, employee safety, productivity, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, (x) inventory, inventory turns or inventory shrinkage, (xi) receivables turnover, (xii) stocking and other labor hours, (xiii) markdowns or (xiv) any combination of the foregoing. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Article XI) render the performance objectives unsuitable, the Administrator may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that stated performance objectives have been achieved.
Section 9.3Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. The Administrator may, at or after the date of award of Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.
ARTICLE X
PROVISIONS APPLICABLE TO AWARDS GENERALLY
Section 10.1Recoupment of Awards. The Administrator may require in any Agreement that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares of Common Stock issued pursuant to an award made under the Plan to the extent required by any recoupment or clawback policy adopted by the Administrator in its discretion or to comply with the requirements of any applicable laws.
Section 10.2Limits on Transfer. No right or interest of a Participant in any unexercised or restricted award issued under the Plan may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No unexercised or restricted award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.
Section 10.3Share Certificates. All certificates for Common Stock or other securities of the Company delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Stock or other securities are then listed or reported and any applicable federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
Section 10.4Acceleration upon a Change in Control. Except as otherwise provided in the Agreement, upon termination of an employee Participant’s employment by the Company without Cause, or by an employee Participant for Good Reason, within a period of one year following the occurrence of a Change in Control, all outstanding Options and SARs held by such Participant shall become fully exercisable and all restrictions and performance conditions on outstanding Stock Awards and awards of Performance Shares held by such Participant shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.
Section 10.5Acceleration for Other Reasons. The Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options or SARs shall become fully or partially exercisable, or that all or a part of the restrictions and performance conditions on all or a portion of any outstanding Stock Awards and Performance Shares shall lapse, in either case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among awards granted to a Participant in exercising its discretion pursuant to this Section 10.5. To the extent that this provision causes Incentive Stock Options to exceed the $100,000 limitation set forth in

Section 6.5, the excess Options shall be deemed to be Non-Qualified Stock Options.
Section 10.6Effect of Acceleration. If an award is accelerated under the Plan, the Committee may, in its sole discretion, provide (i) that the award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the award will be settled in cash rather than Common Stock, (iii) that the award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
Section 10.7Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company or a Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.
Section 10.8Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Common Stock, other awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis.
ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK
In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the limitations under Sections 5.2 and 5.5 shall be adjusted proportionately, and the Committee shall adjust Options, SARs, Performance Shares, Stock Awards and Deferred Stock Benefits to preserve the benefits or potential benefits of such awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the authorization limits under Sections 5.2 and 5.5 shall be increased proportionately, and the shares of Common Stock then subject to each Option, SAR, Performance Share, Stock Award and Deferred Stock Benefit shall be increased proportionately without any change in the aggregate purchase price therefor.
The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be granted or distributed under the Plan;

the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares or SARs or undistributed Deferred Stock Benefits.
The Committee may make Stock Awards and may grant Options, SARs, and Performance Shares in substitution for similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted awards shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XII
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued, no shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XIII
GENERAL PROVISIONS
Section 13.1Effect on Employment and Service. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.
Section 13.2Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
Section 13.3Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
Section 13.4No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any award under the Plan, and neither the Company nor the Committee is obligated to treat

Participants or eligible participants uniformly.
Section 13.5No Shareholder Rights. Subject to Section 8.4, no award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such award.
Section 13.6Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount up to the maximum statutory rate to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the award is granted or thereafter, require or permit that any such withholding be satisfied, in whole or in part, by withholding from the award shares of Common Stock having a Fair Market Value on the date of withholding equal to an amount up to the maximum statutory rate, all in accordance with such procedures as the Administrator establishes.
Section 13.7Foreign Employees. In order to facilitate the making of any award under the Plan, the Administrator may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
Section 13.8Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.
Section 13.9Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Administrator determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.
Section 13.10Governing Law. To the extent not governed by federal law, the Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.
ARTICLE XIV
AMENDMENT, MODIFICATION, AND TERMINATION
Section 14.1Amendment, Modification, and Termination. The Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
Section 14.2Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding award without approval of the Participant; provided, however:
(i)subject to the terms of the applicable Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;
(ii)the original term of an Option or SAR may not be extended; and
(iii)without the further approval of the shareholders of the Company, (A) no amendment or modification of an Option or SAR shall reduce the Option exercise price or the Initial Value of the SAR, (B) no Option or SAR shall be cancelled in exchange for cash, other awards or Options or SARs having a lower Option exercise price or SAR Initial Value and (C) no amendment or modification may increase the dollar limitation in Section 5.6. For avoidance of doubt, clauses (A) and (B) of this Section 14.2(iii) are intended to prohibit the repricing of “underwater” Options and SARs, except as otherwise expressly permitted by the anti-dilution provision in Article XI.
Section 14.3Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent the Administrator determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Administrator shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.
ARTICLE XV
PRE-2008 MANDATORY DEFERRAL OF STOCK AWARDS
Section 15.1    Deferred Stock Benefits. A Deferred Stock Benefit was earned by a Participant who was an employee of the Company or a Subsidiary and whose applicable employee remuneration, as defined in Code Section 162(m)(4), exceeded the limit in Code Section 162(m)(1) prior to January 1, 2009. Such Deferred Stock Benefit consists of a credit equal to the portion of a Stock Award or an award of Performance Shares that, pursuant to procedures established by the Administrator, was forfeited because its vesting or transferability, or its settlement, prior to January 1, 2009 would have caused the limit in Code Section 162(m)(1) to be exceeded. Deferred Stock Benefits were credited to a Deferred Stock Account and are credited with earnings as described in Section 15.2. Deferred Stock Benefits may not be assigned by a Participant.
Section 15.2    Dividends. A Deferred Stock Account shall be credited with any dividends that would have been paid on the whole shares of Common Stock credited to the Deferred Stock Account. A Deferred Stock Account shall be credited with the number of whole and fractional shares of Common Stock that a Participant could have purchased with such dividends based on the Fair Market Value on the day before such dividends are credited to the account. The Deferred Stock Account shall be credited as of the day that dividends are paid on the Common Stock.
Section 15.3    Distributions. Deferred Stock Benefits will be paid to a Participant who is an employee of the Company or a Subsidiary in a single sum no later than the last day of the Company’s Fiscal Year in which the distribution would not result in the Participant’s applicable employee remuneration, as defined in Code Section 162(m)(4), to exceed the limit in Code Section 162(m)(1). A Deferred Stock Benefit shall be distributed in shares of Common Stock, and cash in lieu of fractional shares, equal to the number of whole and fractional shares of Common Stock credited to the Participant’s Deferred Stock Account on the last day of the month preceding the month of distribution.
Section 15.4    Beneficiaries. A Participant may designate one or more beneficiaries, on a form acceptable to the Administrator or its designee, to receive the Participant’s Deferred Stock Benefits in the event of the Participant’s death. If there is no valid designation by the Participant, or if the designated beneficiary fails to survive the Participant or otherwise fails to take the benefit, the Participant’s beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant at the time of the Participant’s death), the Participant’s children in equal shares, and the Participant’s estate.
Section 15.5    Termination of Mandatory Deferrals. Notwithstanding any contrary provision of the Plan, no Participant shall earn a Deferred Stock Benefit under the Plan with respect to any Stock Award or award of Performance Shares outstanding or awarded on and after January 1, 2009.
ARTICLE XVI
DURATION OF PLAN
No Stock Award, Performance Share award, Option or SAR may be granted under the Plan after March 20, 2024. Stock Awards, Performance Shares awards, Options and SARs granted before that date shall remain valid in accordance with their terms. The Plan shall remain in effect with respect to Deferred Stock Benefits until all Deferred Stock Accounts have been distributed in full, unless sooner terminated in accordance with Article XIV.